AGREEMENT OF PURCHASE AND SALE
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         This AGREEMENT OF PURCHASE AND SALE (the  "Agreement"),  dated December
31, 1997 for reference purposes only, is by and between AMERICAN LAND CONSERVANCY, a California nonprofit public benefit corporation ("Seller"), and, DEL WEBB CONSERVATION HOLDING CORP., an Arizona corporation ("Buyer").


                                    RECITALS
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          A.  The  addresses  and  telephone  numbers  of the  parties  to  this
Agreement are as follows. Telephone numbers are included for information only.

SELLER:                                      BUYER:

American Land Conservancy                    Del Webb Conservation Holding Corp.
456 Montgomery Street, Suite 1450            6001 North 24th Street
San Francisco, CA 94104                      Phoenix, Arizona 85016
Attn: Harriet Burgess                        Attn: LeRoy C. Hanneman, Jr.
Tel: (415) 403-3850                          Tel: (602) 808-7800
Fax: (415) 403-3856                          Fax: (602) 808-8097

          B. Seller is a  conservation  organization  exempt from taxation under
Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Seller's mission is to acquire for public trust, and to facilitate the acquisition by appropriate public agencies of, environmentally significant resources. One of the means by which Seller accomplishes this mission is to undertake, in conjunction with appropriate federal agencies, exchanges of federal land as authorized under the Federal Land Exchange Facilitation Act of 1982 ("FLEFA").

          C. Seller has entered into that certain Agreement of Sale, dated January 29, 1996, between Seller, as buyer, and Jack J. Dreyfus, Jr, Dreyfus Charitable Foundation, a New York not for profit corporation, and William P. Rogers, as sellers (collectively, "Dreyfus"), as amended by that certain Amendment to Agreement of Sale, dated as of July 29, 1996, as further amended by that certain Second Amendment to Agreement of Sale, dated as of January 31, 1997, as further amended by that certain Reinstatement of and Third Amendment to Agreement of Sale, dated as of April 15, 1997 (as amended, the "Dreyfus Agreement"), pursuant to which Dreyfus has agreed to sell to Seller, and Seller has agreed to purchase from Dreyfus, the following: (i) that certain real property located on the eastern shore of Lake Tahoe in Washoe County, Nevada,
which  is  more  particularly   described  in  Exhibit  A  attached  hereto  and
incorporated herein by reference (the "Subject Property"), (ii) Seller's rights in and to that certain (30) year reservation in favor of Seller relating to approximately ninety (90) acres of real property located adjacent to the Property as set forth at Page 777 of the Warranty Deed recorded January 10, 1972, in Book 605, Page 773, in the Official Records of Washoe County, Nevada, under Document No. 231291 (the "Reservation"), and (iii) the certificated water rights set forth in Exhibit B attached hereto and incorporated herein by reference (the "Water Rights") (the
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Subject Property, the Reservation and the Water Rights are collectively referred to herein as the "Dreyfus Property").

          D. Seller entered into the Dreyfus Agreement with the intention of acquiring the Dreyfus Property and conveying the Dreyfus Property to the United States of America for management by the United States Department of Agriculture, Forest Service (the "USFS"), through land exchange transactions with the United States Department of Interior, Bureau of Land Management ("BLM"), as authorized by FLEFA.

          E. Seller and Buyer have entered into that certain Memorandum of Understanding, dated November 14, 1997 (the "MOU"), which provides for the acquisition and disposition by Seller and Buyer of the entire Dreyfus Property in connection with certain pending federal land exchange transactions involving Buyer or Seller and certain other transactions and which contemplates the execution and delivery of certain modifications to the Dreyfus Agreement by the parties thereto.

          F. Since Dreyfus has determined that it is unwilling to restructure the Dreyfus Agreement in the manner contemplated by the MOU, it has become necessary to restructure the terms and conditions of Seller's and Buyer's acquisition of the Dreyfus Property as contemplated in the MOU.

          G. Seller and Buyer now intend for Seller to acquire all of the Dreyfus Property on or before December 31, 1997 in accordance with the terms of the Dreyfus Agreement for a purchase price of Forty-Eight Million Five Hundred Thousand Dollars ($48,500,000) (the "Dreyfus Purchase Price"), which shall be payable as follows: (i) deposits previously made to Dreyfus by Seller in the amount of Three Million Three Hundred Ten Thousand Dollars ($3,310,000), which are credited against the Dreyfus Purchase Price, (ii) a cash payment at the close of escrow in the amount of Twelve Million Dollars ($12,000,000), and (iii) delivery of a nonrecourse promissory note in the principal sum of Thirty-Three Million One Hundred Ninety Thousand Dollars ($33,190,000) (the "Dreyfus Note"), from Seller to Dreyfus, which shall be secured by a first priority deed of trust encumbering the Dreyfus Property (the "Dreyfus Deed of Trust") and which shall mature on April 1, 1998.

          H. Immediately upon Seller's acquisition of the Dreyfus Property and pursuant to the other terms and conditions set forth below, Seller shall sell the Dreyfus Property to Buyer for a purchase price equal to the sum of Fifty Million Four Hundred Thousand Dollars ($50,400,000), which constitutes the appraised fair market value of the Dreyfus Property, as finally approved by USFS and BLM, plus the amount of certain clearances costs previously incurred by Seller, which purchase price shall be payable as follows: (i) a cash payment by Buyer to Seller at the close of escrow in the principal sum of Twelve Million Dollars ($12,000,000), (ii) Buyer taking title to the Dreyfus Property subject to the deed of trust securing the Dreyfus Note, and (iii) delivery of a nonrecourse promissory note in the principal sum equal to the balance of the purchase price, from Buyer to Seller, which shall be secured by a second priority deed of trust encumbering the Dreyfus Property.
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          I. In order to facilitate Seller's acquisition of the Dreyfus Property pursuant to the terms of the Dreyfus Agreement, Buyer will advance to Seller through escrow cash in the amount of Twelve Million Dollars ($12,000,000) on or before December 31, 1997, which shall be used to make the cash payment due from Seller to Dreyfus at the close of escrow of Seller's acquisition of the Dreyfus Property and shall be credited against the cash payment due Seller from Buyer in connection with Buyer's acquisition of the Dreyfus Property from Seller.

         NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and representations herein contained and subject to the satisfaction of the conditions set forth herein, the parties hereto agree as follows:

          1. Purchase and Sale. Immediately upon Seller's acquisition of the Dreyfus Property from Dreyfus pursuant to the terms of the Dreyfus Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in, to and under the Dreyfus Property on the terms and conditions set forth herein

          2. Purchase Price.

                   (a) Purchase Price. The purchase price (the "Purchase Price") for the Dreyfus Property shall be an amount equal to the sum of (a) Fifty Million Four Hundred Thousand Dollars ($50,400,000), which constitutes the appraised fair market value of the Dreyfus Property finally approved by USFS and BLM, plus (b) the aggregate amount of Sixty-Five Thousand Dollars ($65,000), which represents certain costs incurred by Seller in connection with the Dreyfus Agreement which Buyer has agreed to reimburse.

                  (b) Payment of Purchase Price. The Purchase Price shall be paid by Buyer to Seller as follows:

                            (i)  Buyer's  delivery  to Seller at the Closing (as
defined below) of a cash payment in the amount equal to Twelve Million Dollars ($12,000,000) (the "Cash Payment");

                            (ii)  Buyer  taking  title to the  Dreyfus  Property
subject to the Dreyfus Deed of Trust; provided, that, until the Dreyfus Note is paid in full and the Dreyfus Deed of Trust is reconveyed by Dreyfus, Seller shall not amend or modify any of the terms of the Dreyfus Note or the Dreyfus Deed of Trust without first obtaining Buyer's written approval; and

                            (iii) Buyer's delivery to Seller at the Closing of a
nonrecourse promissory note by Buyer in favor of Seller in the principal sum equal to Five Million Two Hundred Seventy-Five Thousand Dollars ($5,275,000) (the "ALC Note"). The ALC Note shall be in form and substance reasonably satisfactory to Buyer and Seller. The ALC Note shall be secured by a deed of trust and assignment of rents encumbering the Dreyfus Property, which shall be subject only to the title exceptions set forth in Section 6 of this Agreement and shall be in form and substance reasonably satisfactory to Buyer and Seller (the "ALC Deed of Trust").

                  (c) Cash Payment. Buyer shall deliver cash in the amount of Twelve Million Dollars ($12,000,000) into Escrow (as defined below) at least one day before the scheduled
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closing of Seller's acquisition of the Dreyfus Property from Dreyfus pursuant to the terms of the Dreyfus Agreement and, in any event on or before 9:00 a.m. on December 31, 1997. Seller and Buyer understand and agree that Seller's acquisition of the Dreyfus Property from Dreyfus and Buyer's acquisition of the Dreyfus Property from Seller shall occur in immediately consecutive transactions and that the Twelve Million Dollars ($12,000,000) deposited into Escrow by Buyer shall be used by Seller to make the cash payment due from Seller to Dreyfus under the Dreyfus Agreement at the closing of Seller's acquisition of the Dreyfus Property and shall constitute the Cash Payment due Seller from Buyer pursuant to Section 2(b)(i) of this Agreement.

          3. Escrow and Closing.

                   (a) Escrow. Buyer has opened an escrow (the "Escrow") for the purpose of closing Buyer's purchase of the Subject Property at the Scottsdale, Arizona office of First American Title Insurance Company (the "Escrow Holder").

                   (b) Escrow Instructions. Buyer and Seller shall promptly, upon request, provide the Escrow Holder with escrow instructions which shall incorporate the terms of and be consistent with this Agreement, and shall provide that if there is any inconsistency between the terms of this Agreement and such escrow instructions, the terms of this Agreement shall prevail and control.

                   (c) Closing. The closing (the "Closing") of Buyer's purchase of the Dreyfus Property shall occur at the time that all of the fully-executed documents and funds described in Sections 3(d) and 3(e) have been delivered to the Escrow Holder. The Closing shall take place on or before December 31, 1997, unless such date is extended in writing by Buyer and Seller (the "Closing Date").

                   (d)  Documents to be Delivered by Seller.  Not later than one
(1) business day before the Closing Date, Seller shall deliver to the Escrow Holder the following documents and items:

                            (i) A grant,  bargain and sale deed,  in  recordable
form, duly executed by Seller, conveying to Buyer all of Seller's right, title and interest in and to the Subject Property and Reservation, which shall be in form and substance reasonably satisfactory to Buyer and Seller;

                            (ii) A water rights  quitclaim  deed,  in recordable
form, duly executed by Seller, conveying to Buyer all of Seller's right, title and interest in and to the Water Rights, which shall be in form and substance reasonably satisfactory to Buyer and Seller;

                            (iii)  A bill  of sale  conveying  certain  personal
property located on the Subject Property from Buyer to Seller, which shall be in form and substance reasonably satisfactory to Buyer and Seller;

                            (iv) A non-foreign certificate in form and substance
reasonably satisfactory to Buyer and Seller;
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                            (v) The  originals or copies (if  originals  are not
available) of any governmental licenses or permits obtained by the previous owners of the Dreyfus Property relating to the construction, development or use of the Dreyfus Property, to the extent such licenses and permits are in the possession of Seller;

                            (vi)  All  keys,  security  cards  and  other  items
required in order to gain access or to use the Dreyfus Property which are in the possession of Seller or any of the brokers referenced in Section 14 of this Agreement;

                            (vii) A purchase and sale  agreement  between  Buyer
and Seller providing for the purchase by Seller from Buyer after the Closing of a portion of the Subject Property having an appraised fair market value, as finally approved by USFS and BLM, of approximately Three Million Four Hundred Thousand Dollars ($3,400,000) in connection with the portion of Seller's pending land exchange transaction with Perma-Bilt, a Nevada corporation ("Perma-Bilt") which is referred to by Seller and Perma-Bilt as "Phase 2B" (the "Perma-Bilt Exchange"), which shall be in form and substance reasonably satisfactory to Buyer and Seller (the "Perma-Bilt Agreement");

                            (viii)  Written   confirmation  to  Buyer  from  the
University and Community College System of Nevada ("UNR"), in form and substance reasonably satisfactory to Buyer, regarding the commitment of UNR to purchase from Buyer all of the existing structures and improvements located on the Subject Property, together with a reserved estate relating to a portion of the Subject Property which shall provide access to and use of such improvements and shall be acceptable to USFS and Buyer (the "Reserved Estate) (the Improvements and the Reserved Estate are collectively referred to herein, the "UNR Improvements");

                            (ix)  Written  confirmation  to Buyer  from USFS and
BLM, in form and substance reasonably satisfactory to Buyer, regarding the final approved appraised fair market value attributed to the Dreyfus Property and the allocation of such value to the Reserved Estate and the Improvements;

                            (x) Such other documents or certificates as Buyer or
its counsel shall reasonably request.

                   (e) Funds and Documents to be Delivered by Buyer. Not later than one (1) business day before the Closing Date, Buyer shall deliver or cause to be delivered to the Escrow Holder the following documents and funds:

                            (i)  Cash  or  immediately  available  funds  in the
amount equal to the Cash Payment plus any costs or prorations chargeable to Buyer under this Agreement;

                            (ii) The original ALC Note;

                            (iii) The original ALC Deed of Trust;

                            (iv) The Perma-Bilt Agreement; and
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                            (v) Such other  documents or  certificates as Seller
or its counsel shall reasonably request.

                   (f) Closing Expenses and Fees. All real property taxes and assessments relating to the Dreyfus Property shall be prorated between Buyer and Seller as of the Closing. All transfer taxes due in connection with the transfer of the Dreyfus Property from Seller to Buyer shall be paid by Seller. Buyer shall pay all other closing costs and expenses incurred in connection with this transaction, including without limitation all escrow fees, recording fees and title insurance policy expenses.

          4. Clearances. Buyer and Seller understand and acknowledge that certain clearances (the "Clearances") must be obtained, as required under FLEFA, before any portion of the Dreyfus Property will be included in any of Buyer's or Seller's pending land exchange transactions, including without limitation an environmental assessment and approval of title condition. Buyer shall use its reasonable efforts to obtain, on or before April 1, 1998, all final Clearances required with respect to the Dreyfus Property in order to facilitate the parties' pending land exchange transactions. All costs incurred after the Closing in connection with obtaining such Clearances shall be borne by Buyer. Seller shall take such reasonable actions requested by Buyer to facilitate Buyer's efforts to obtain the legislative approvals necessary to permit BLM and Buyer to proceed with the processing and closing of the Phase 2 portion of Buyer's pending federal land exchange with BLM. The obligations of Buyer and Seller under this Section 4 shall survive the Closing.

          5. Buyer's Inspection of Dreyfus Property; Condition of the Dreyfus Property. Buyer hereby acknowledges that Buyer has completed a full inspection of all aspects of the Dreyfus Property and that the Dreyfus Property is being sold by Seller to Buyer "as-is," without any warranties or representations, express or implied, except for the representations and warranties set forth in this Agreement. Buyer acknowledges that Buyer is purchasing the Dreyfus Property on the basis of its own investigation and assumes the risk that adverse physical and environmental conditions may not have been revealed by Buyer's investigation. Closing of escrow shall be evidence that Buyer is satisfied as to the value and condition of the Dreyfus Property, including without limitation, its physical and environmental condition, title condition, exact acreage and boundary lines, location of easements and rights of way, access, water supply, drainage and extent of needed repairs. Buyer hereby waives, releases and forever discharges Seller and its employees, agents and assigns from any and all claims, actions, liabilities, damages and expenses whatsoever, direct or indirect, which Buyer now has or which may arise in connection with the Dreyfus Property, except with respect to any matter arising out of this Agreement or any gross negligence or willful misconduct by Seller or its employees, agents and assigns relating to the Dreyfus Property or the transactions contemplated hereby.

          6. Examination of Title. Seller shall convey title to the Dreyfus Property subject only to: (a) real estate taxes and assessments not yet due and payable; (b) all of the title exceptions set forth in that certain Preliminary Report No. 501535CS (2nd Amended), dated December 5, 1997, issued by First American Title Company of Nevada; (c) Dreyfus Deed of Trust; (d) the standard printed exceptions on the form of title insurance policy to be issued to Buyer pursuant to Section 7; and (e) any other matters approved by Buyer.
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          7. Title  Insurance.  Buyer may obtain,  at Buyer's  sole  expense,  a standard owner's or extended owner's policy of title insurance insuring that title to the Dreyfus Property is vested in Buyer at the Closing subject only to the exceptions noted in Section 6.

          8. Seller's Representations and Warranties. Seller makes the following representations and warranties in favor of Buyer:

                   (a) Seller is a nonprofit public benefit corporation duly organized, validly existing and in good standing under the laws of the State of California and has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder without the consent of any other party. Notwithstanding anything herein to the contrary, it is understood and agreed that no representation or warranty is being made by Seller, and no condition to the performance of Buyer's obligations under this Agreement shall exist, with respect to any consent that may be required under the Reservation in connection with the transfer thereof to Buyer. Seller shall have obtained all required corporate and other approvals required in connection with the execution, delivery and performance of this Agreement. At the Closing, Seller shall own and shall have the power to sell, transfer and convey to Buyer all right, title and interest in and to the Dreyfus Property.

                   (b) As of the date of this Agreement, there is no pending suit or action against Seller which, if adversely decided, would prevent the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, to the best of Seller's knowledge, as of the date of this Agreement, there are no actual or threatened suits, actions or proceedings, with respect to all or part of the Dreyfus Property (i) for condemnation or (ii) alleging any material violation of any applicable law, regulation, ordinance or code (collectively, "Laws and Regulations").

                   (c) Seller has not received any written notice (which remains outstanding) from any governmental authority stating that all or any part of the Dreyfus Property violates any Laws and Regulations in any material respect.

                   (d) To the best of Seller's knowledge, the conveyance of the Dreyfus Property to Buyer will not violate any applicable Laws and Regulations, including without limitation, subdivision laws.

                   (e) Seller represents and warrants that it is not a "foreign person" as defined in Section 1445 of the Code. Seller's United States Taxpayer Identification Number is 94-3121-656.

                   (f) All documents and items furnished by Seller to Buyer are true, correct, accurate and complete to Seller's best knowledge.

                   (g) To Seller's best knowledge, there is no lawsuit, judicial proceedings or dispute currently pending which may affect the Dreyfus Property which has not been disclosed to Buyer.
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          9. Buyer's  Representations and Warranties.  Buyer makes the following representations and warranties in favor of Seller:

                   (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Buyer shall have obtained all required corporate and other approvals required in connection with the execution, delivery and performance of this Agreement.

          10.  Survival  of   Representations   and   Warranties.   All  of  the
representations and warranties of Seller and Buyer set forth in Sections 8 and 9 of this Agreement shall survive the Closing.

          11. Possession, Risk of Loss. Possession of the Dreyfus Property shall be delivered to Buyer at the Closing, free and clear of any other possessory interest. All risk of loss or damage with respect to the Dreyfus Property shall pass from Seller to Buyer at the Closing.

          12. Notices. Any notice, demand, approval, consent, or other communication required or desired to be given under this Agreement in writing shall be given in the manner set forth below, addressed to the party to be served at the addresses set forth in Recital A, or at such other address for which that party may have given notice under the provisions of this Section 12. Any notice, demand, approval, consent, or other communication given by (a) mail shall be deemed to have been given three (3) days following the date such mail is deposited in the United States mail, certified; (b) overnight common carrier courier service shall be deemed to be given on the business day (not including Saturday) immediately following the date it was deposited with such common carrier; (c) delivery in person or by messenger shall be deemed to have been given upon delivery in person or by messenger; or (d) electronic facsimile shall be deemed to have been given on the earlier of (i) the date and at the time as the sending party (or such party's agent) shall have received from the receiving party (or such party's agent) oral confirmation of the receipt of such transmission or (ii) one hour after the completion of transmission of the entire communication.

          13. Attorneys' Fees. If any party to this Agreement shall take any action to enforce this Agreement or bring any action or commence any arbitration for any relief against any other party, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorneys' fees incurred in bringing such suit or arbitration and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or arbitration and shall be paid whether or not such action or arbitration is prosecuted to judgment. Any judgment or order entered in such action or arbitration shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment. The amount of attorneys' fees due hereunder shall be determined by a court of competent jurisdiction and not by a jury. For purposes of this section, attorneys' fees shall include, without limitation, fees incurred in the following: (a) post-judgment motions; (b) contempt proceedings;
(c) garnishment, levy, and debtor and third party examinations; (d) discovery; and (e) bankruptcy litigation.
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          14. Brokers' Commissions.  Buyer and Seller each warrant and represent to the other that it has not retained, nor is it obligated to, any person for brokerage, finder's or similar services in connection with the transactions contemplated by this Agreement, and that no commission, finder's fee or other brokerage or agent's compensation can be properly claimed by any person or entity based upon the acts of such party with regard to the transactions which are the subject matter of this Agreement. Each party shall indemnify, defend and hold harmless the other party from and against all claims, demands, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, costs of expert witnesses, court costs and other litigation expenses) arising from or related to such party's breach of the foregoing representation and warranty. The representations, warranties and covenants of Buyer and Seller set forth in this Section 14 shall survive the Closing.

          15. Time of the Essence. Time is of the essence of this Agreement. In the event that any date specified in this Agreement falls on a Saturday, Sunday or a public holiday, such date shall be deemed to be the succeeding day in which the public agencies and major banks are open for business.

          16. Press Releases. Seller and Buyer shall consult with each other as to, and jointly approve, the form and substance of any press release or other public disclosure of matters related to the Dreyfus Property, this Agreement or any of the transactions contemplated hereby; provided, however, that nothing herein shall be deemed to prohibit either party hereto from making (subject to such prior consultation with the other party as shall be practicable under the circumstances) any disclosure that its counsel deems necessary or advisable in order to fulfill any of the requirements under FLEFA applicable to such party's pending land exchange transaction or any other legal disclosure obligations of such party. The covenants of Buyer and Seller set forth in this Section 16 shall survive the Closing.

          17. Funding of UNR Improvements. If UNR is unable to raise sufficient funds to acquire the UNR Improvements on or before December 31, 1998 from Buyer for a purchase price equal to the appraised fair market value of the UNR Improvements, as finally approved by USFS and BLM, Buyer and Seller shall each contribute to UNR, in equal amounts, cash in the amount necessary to enable UNR to purchase the UNR Improvements from Buyer for such purchase price (the "UNR Contribution"); provided, that in no event shall Seller be required to advance to UNR an amount in excess of One Million Seven Hundred Thousand Dollars ($1,700,000) hereunder. The funds required to be advanced to UNR by Seller under this Section 17 shall be made available to Seller by Buyer from Buyer's payment of the ALC Note upon the maturity thereof. If the ALC Note matures concurrently with or prior to the closing of UNR's acquisition of the UNR Improvements, Seller shall deposit into an interest bearing escrow account under joint control of Seller and Buyer a portion of the cash proceeds paid to Seller under the ALC Note, which portion shall be equal to the amount of the UNR Contribution payable by Seller pursuant to this Section 17. Concurrently with such deposit, Buyer shall deposit into such escrow account cash in an amount equal to Seller's deposit to fund a portion of Buyer's required contribution to UNR under this
Section 17. At the time that UNR acquires the UNR Improvements, the amounts required of Buyer and Seller to fund such acquisition pursuant to this Section 17, if any, shall be released to UNR from the funds deposited into escrow by Buyer and Seller for UNR's use in connection with such acquisition, and any funds deposited into escrow by Buyer and Seller which have not been released to UNR will be released to Buyer and Seller, as appropriate. The covenants of Buyer and Seller set forth in this Section 17 shall survive the Closing.

          18. Personal Property. Buyer shall comply with all of the obligations of Seller relating to the Dreyfus Property as set forth in that certain letter agreement, dated December 24, 1997 between Dreyfus and Seller, and executed by Buyer. The covenant of Buyer set forth in this Section 18 shall survive the Closing.

          19. Binding on Successors. This Agreement shall be binding not only upon the parties but also, subject to the limitations set forth in Section 20 upon their heirs, personal representatives, assigns, and other successors in interest.

          20. Assignment. Neither Buyer nor Seller may assign its interests under this Agreement to any other party without the prior written consent of the other party. In any event, any such assignment shall not release the assigning party from its obligations under this Agreement.

          21. Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between Buyer and Seller pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings, including, without limitation, the MOU. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          22. Further Assurances. Seller and Buyer shall execute and deliver such additional documents, including escrow instructions, and shall take such other actions as may be reasonable and necessary to carry out the provisions of this Agreement.

          23. Severability. Each provision of this Agreement is severable from any and all other provisions of this Agreement. Should any provision(s) of this Agreement be for any reason unenforceable, the balance shall nonetheless be of full force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          24. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada.

          25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original (including copies sent to a party by telecopy or facsimile transmission), but all of which together constitute one and the same instrument.

          26. No Third Party Beneficiaries. This Agreement has been made and is made solely for the benefit of Buyer and Seller and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns.

          27. No Partnership. Nothing contained in this Agreement shall be deemed to constitute a joint venture or partnership between Buyer and Seller, it being the intent of the parties that only the relationship of buyer and seller between Buyer and Seller shall be established.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as set forth below.

                                 SELLER:

                                 AMERICAN LAND CONSERVANCY, a
                                 California nonprofit public benefit corporation


Dated:  December 31, 1997        By: /s/ Harriet Burgess
                                    --------------------------------------------
                                         Harriet Burgess
                                         President


                                 BUYER:

                                 DEL WEBB CONSERVATION HOLDING
                                 CORP., an Arizona corporation


Dated:  December 31, 1997        By: /s/ Mary S. Alexander
                                    --------------------------------------------
                                    Name: Mary S. Alexander
                                         ---------------------------------------
                                    Title: Vice President - Secretary
                                          --------------------------------------

         The undersigned hereby acknowledge receipt of a fully-executed copy of this Agreement and their agreement to act in accordance with all of the provisions of this Agreement in connection with the closing of the transactions contemplated by this Agreement.

                                          WESTERN TITLE COMPANY


Dated:  December 31, 1997                 By: /s/ Dolores Monroe
                                             -----------------------------------
                                              Dolores Monroe


                                          FIRST AMERICAN TITLE INSURANCE COMPANY


Dated:  December 31, 1997                 By: /s/ Gerry Ring Waltz
                                             -----------------------------------
                                               Gerry Ring Waltz


EXHIBITS:
---------

A - Legal Description of Dreyfus Property
B - Description of Water Rights

                                                          Exhibit A to Agreement
                                                            of Purchase and Sale


                      LEGAL DESCRIPTION OF DREYFUS PROPERTY
                      -------------------------------------


         The real property referred to herein is situate in the County of Washoe, State of Nevada, and legally described as follows:

         Fractional Sections 11 and 14, Township 15 North, Range 18 East, M.D.B&M., EXCEPTING THEREFROM parcels conveyed to the United States of America, by Deed recorded January 10, 1972, in Book 605, Page 773, Official Records of Washoe County, Nevada, under Document No. 231291.

         A.P.N. 130-360-08.

                                                          Exhibit B to Agreement
                                                            of Purchase and Sale


                           DESCRIPTION OF WATER RIGHTS
                           ---------------------------


         Those certain water rights on file in the Office of the Nevada State Engineer, Division of Water Resources, described as follows:

             Application    Certificate         Duty              Uses
             -----------    -----------         ----              ----

                12083           3908         0.0067 csf      Domestic
                12085           4332         0.2500 csf      Power and Domestic
                12086           4333         0.2500 csf      Power and Domestic
                12087           4334         0.2500 csf      Power and Domestic

                                      B-1